FOR MORE INFORMATION CONTACT:                                                                                                                                 FOR IMMEDIATE RELEASE

MutualFirst Financial, Inc.                                                                                                                            January 7, 2008
David W. Heeter, President and CEO
(765) 747-2800

MFB Corp.
Charles J. Viater, President and CEO
(574) 277-4200

MutualFirst Financial, Inc. Announces Merger
Agreement To Acquire MFB Corp.

MUNCIE, IN, January 8, 2008 – MutualFirst Financial, Inc. (NASDAQ:MFSF) (“MutualFirst”) and MFB Corp. (NASDAQ: MFBC) (“MFB”) today announced they have signed a definitive agreement to merge MFB into MutualFirst.  The merger agreement provides that shareholders of MFB will have the right to elect to receive 2.59 shares of MutualFirst common stock or $41.00 in cash, or a combination of both, for each share of MFB common stock owned by them, subject to reallocation and proration procedures to ensure that 80% of the aggregate purchase price is paid in stock and the remaining 20% in cash.  The merger was approved by the boards of directors of both companies.  Based on MutualFirst’s January 4, 2008, closing price, the transaction value is approximately $52.7 million.

The transaction is expected to be completed late in the second quarter of 2008, subject to approval by MutualFirst’s shareholders of the issuance of MutualFirst shares in the merger, approval by MFB’s shareholders of the merger agreement, regulatory approvals and other customary conditions.  The transaction is anticipated to be immediately accretive to MutualFirst upon closing.

The merger agreement provides for the merger of MFB Financial, the bank subsidiary of MFB, into Mutual Federal Savings Bank, the bank subsidiary of MutualFirst.  This merger will take place concurrently with the merger of MFB into MutualFirst.

MFB Financial, headquartered in Mishawaka, IN, is a diversified financial institution, currently operating fourteen offices in Saint Joseph, Elkhart and Hamilton Counties in Indiana.  With $510 million in assets, the institution offers a broad range of retail and commercial financial products and services, and manages over $400 million in trust assets.  Mutual Federal Savings Bank, headquartered in Muncie, IN, is a $967 million in assets financial institution.  It currently operates twenty-one offices in Delaware, Grant, Kosciusko, Randolph and Wabash Counties.  Mutual Federal will expand to Elkhart County when it opens its twenty-second office late in January of 2008.

“We are thrilled to have the opportunity to leverage our outstanding ability to deliver products and services over a larger geographic region,” Charles J. Viater, President and CEO of MFB commented.  Viater continued, “We have been able to build a very strong platform for business banking and trust services, and now we can expand those lines of business.  In addition, MFB shareholders and employees will be matched with an organization that shares the same values and desire to serve the customer.”

The two organizations will form a financial institution of nearly $1.5 billion in assets serving customers through thirty-three offices in eight counties in Indiana.  With aggregate deposits of more than $1.0 billion, the combined institution’s market share will rank among the top twenty financial institutions conducting business in the state of Indiana, with combined shareholders’ equity exceeding $131 million and a market capitalization exceeding $100 million.

David W. Heeter, President and CEO of MutualFirst stated, “Our merger with MFB will allow us to create scale, giving us the ability to better compete in all of our markets by improving the efficiency of delivering a broad array of financial products and services.  This is good for our customers.  It is also good for our shareholders as we constantly seek ways to improve performance.”  Heeter further commented, “We are pleased to add a talented and seasoned group of managers and staff to our organization, as this is a key element to success in today’s challenging banking environment.”

Sandler O’Neill Partners, L.P served as financial advisor to MutualFirst and rendered a fairness opinion to the company’s board of directors in this transaction and legal counsel was Silver, Freedman and Taff, L.L.P.  MFB was advised by Stifel Nicolaus and represented by Barnes & Thornburg LLP.

MutualFirst will conduct a conference call at 11:00 a.m. (Eastern Standard Time) on Tuesday, January 8, 2008 to discuss the transaction.  The number to call in the United States is 1-800-860-2442 (Passcode: MutualFirst Acquisition).  To view the investor presentation go to http://www.videonewswire.com/event.asp?id=44867. If this time is inconvenient, a digital recording will be available two hours after the conference from January 8, 2008 to February 8, 2008 by logging into http://www.videonewswire.com/event.asp?id=44867.  A copy of the transaction investor presentation, along with a webcast of this call will also be available at www.mfsbank.com.

Forward-Looking Statements
When used in this press release and in fillings with the Securities and Exchange Commission, in other press releases or other public shareholder communications, or in oral statements made with the approval of an authorized executive officer, the words or phrases “believe,” “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project,” “plans,” or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date such statements are made.  These statements may relate to future financial performance, strategic plans or objectives, revenues or earnings projections, or other financial information.  By their nature, these statements are subject to numerous uncertainties that could cause actual results to differ materially from those anticipated in the statements.  Statements about the expected timing, completion, financial benefits and other effects of the proposed merger and all other statements in this release other than historical facts constitute forward-looking statements.

Important factors that could cause actual results to differ materially from the results anticipated or projected include, but are not limited to, the following: (1) expected cost savings, synergies and other financial benefits from the MutualFirst-MFB merger might not be realized within the expected time frames and costs or difficulties relating to integration matters might be greater than expected; (2) the requisite shareholder and regulatory approvals for the MutualFirst-MFB merger might not be obtained; (3) the credit risks of lending activities, including changes in the level and direction of loan delinquencies and write-offs and changes in estimates of the adequacy of the allowance for loan losses; (4) competitive pressures among depository institutions; (5) interest rate movements and their impact on customer behavior and net interest margin; (6) the impact of repricing and competitors’ pricing initiatives on loan and deposit products; (7) the ability to adapt successfully to technological changes to meet customers’ needs and developments in the market place; (8) the ability to access cost-effective funding; (9) changes in financial markets; (10) changes in economic conditions in general and in the state of Indiana in particular; (11) the costs, effects and outcomes of litigation; (12) new legislation or regulatory changes, including but not limited to changes in federal and/or state tax laws or interpretations thereof by taxing authorities; (13) changes in accounting principles, policies or guidelines; and (14) future acquisitions by MutualFirst of other depository institutions or lines of business.

MutualFirst and MFB do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date on which the forward-looking statement is made.

Additional Information
MutualFirst will file a registration statement on Form S-4 with the Securities and Exchange Commission (the “SEC”) in connection with the proposed transaction.  The registration statement will include a joint proxy statement of MutualFirst and MFB that also constitutes a prospectus of MutualFirst, which will be sent to the shareholders of MutualFirst and MFB.  WE URGE SHAREHOLDERS TO READ THE JOINT PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE BECAUSE IT

WILL CONTAIN IMPORTANT INFORMATION ABOUT MUTUALFIRST, MFB AND THE PROPOSED TRANSACTION.  When filed, this document and other documents relating to the merger filed by MutualFirst and MFB can be obtained free of charge from the SEC’s website at www.sec.gov.  These documents also can be obtained free of charge for accessing MutualFirst’s website at www.mfsbank.com or by accessing MFB’s website at www.mfbbank.com.  Alternatively, these documents, when available, can be obtained free of charge from MutualFirst upon written request to MutualFirst Financial, Inc., Secretary, 110 E. Charles St., Muncie, Indiana 47305 or by calling (765) 747-2800 or from MFB, upon written request to MFB Corp., Secretary, 4100 Edison Lakes Parkway, Mishawaka, Indiana 46545, or by calling (574) 277-4200.

Participants in this Transaction
MutualFirst and MFB and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from shareholders in connection with the proposed transaction under the rules of the SEC.  INFORMATION ABOUT THESE PARTICIPANTS MAY BE FOUND IN THE DEFINITIVE PROXY STATEMENT OF MUTUALFIRST RELATING TO ITS 2007 ANNUAL MEETING OF SHAREHOLDERS FILED WITH THE SEC BY MUTUALFIRST ON MARCH 22, 2007 AND THE DEFINITIVE PROXY STATEMENT OF MFB RELATING TO ITS 2008 ANNUAL MEETING OF SHAREHOLDERS FILED WITH THE SEC ON DECEMBER 13, 2007.  These definitive proxy statements can be obtained free of charge from the sources indicated above.  Additional information regarding the interests of these participants will also be included in the joint proxy statement/prospectus regarding the proposed transaction when it becomes available.

This press release shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.  No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.